CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-177622 and 333-213317) and in the registration statement (No. 333-239391) on Form F-3 of Yandex N.V. of our report dated April 20, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ AO PricewaterhouseCoopers Audit

Moscow, Russian Federation

April 20, 2022

AO PricewaterhouseCoopers Audit

White Square Office Center, 10 Butyrsky Val, Moscow, Russia, 125047

Telephone +7 (495) 967 6000, Fax +7 (495) 967 6001, www.pwc.ru